UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2020

WeTrade Group Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

7374

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City,

People Republic of China +8610-85788631.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 1, 2020 WeTrade Group Inc.’s Chief Executive Officer Dai Zheng resigned as Chief Executive Officer. Dai Zheng will remain as a Director of WeTrade Group Inc. As of September 1, 2020 Mr. Dai Zheng will serve as the Chairman of WeTrade Group Inc.

Mr. Dai is a graduate of Fuzhou Finance University in PRC and majored in Finance and Economics. Mr. Dai began his career in internet and information technology industry in 1998. Between 2000 to 2004, he served as Chief Technology Officer (“CTO”) for China Interaction Media Group. Between 2006 to 2012, he was a co-founder and Vice President of Qunar Cayman Islands Limited (stock code: QUNR). Since 2014, Mr. Dai has served on a number of boards that represent timeshare owners and their interests. Mr. Dai’s prime duty for the Company will be to leverage his existing industry connections to assist in the implementation of the business plan.

(c) On September 1, 2020 Pijun Liu was appointed as Chief Executive Officer and Director of WeTrade Group Inc.

Mr Liu, 38 years old, has more than 15 years of experience in tourism operations and team management. He graduated from Wuhan University of Technology in 2004 and studied post graduate from the School of Finance, Renmin University of China from 2018 to 2019. From 2004 to 2006, he worked for eLong.com and International Hotel Group, during which he hosted the first Caofeidian Forum. From 2009 to 2014 Mr. Liu founded the high-star hotel alliance-Wandian Alliance and led the team to achieve significant results; From 2014 to 2017, Mr. Liu Pijun served as the founder and CEO of Zhiding.com. He led the team to obtain 8 million RMB in Series A funding from 58.com and other institutions. And they also got more than 30 million RMB funding from investors such as Jingdong. In 2017, he received “ Gold Award in the Global Travel Conference”. Since 2019, Mr. Liu has served as the co-founder and CEO of Yueshang Group, he is responsible for investment operations and team management.

On September 1, 2020 Dong Hui Wang was appointed as an Independent Director of WeTrade Group Inc. Mr. Wang will also serve as the Audit Committee Chairman. Mr. Wang will also sit on the Compensation Committee.

Mr Wang aged 49, has more than 20 years of experience in audit, corporate finance and private fund management. He received a bachelor’s degree in engineering from Tianjin Polytechnic University in 1992 and a MBA degree from Victoria University of Technology, Australia in 1997. Mr. Wang worked at Ernst & Young Beijing from 1997 to 1999 as a senior accountant. From 1999 to 2005, Mr. Wang served as a consultant in the PricewaterhouseCoopers Sydney ofﬁce and a senior manager in their Beijing ofﬁce. From 2005 to 2011, he worked as Vice president and chief ﬁnancial ofﬁcer in Kingsoft Corporation Limited, listed in Hong Kong Stock Exchange (stock code: 3888). In 2011, he founded Shanghai Ameba Capital Co., Ltd, which currently manage a fund of RMB1.5 billion. A Venture Capital Company that focus on growing companies in TMT industry, including but not limited to enterprise level services, big data / artificial intelligence, consumption and industrial upgrading. At present, Ameba Capital has invested in nearly 100 start-up companies, including didi Kuai, mushroom street, Weima automobile, jushuitan, Yaobang, Aladdin, 2D fire, Xiaoyang education, Leyan technology, 51zan, teaching, etc.

On September 1, 2020 Daxue Li was appointed as an Independent Director of WeTrade Group Inc. Mr. Li will also serve as the Compensation Committee Chairman. Mr. Li will also sit on the Audit Committee and Nomination Committee.

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Mr Li aged 50, has more than 20 years of experience in TMT, e-commerce and information technology industry. In 1988, he was admitted to the Mathematics Department of Shandong University with the highest score of Science in the college entrance examination of the whole country. He was vice president and CTO of Tianji network company, in charge of technology research and development, technical service and customer execution. From 2008-2015, he served as senior vice president of JD.com group (stock code: JD), in charge of technology research and development system. From 2015 to present, he is the founder and CEO of Ciyun Technology Co Ltd. and honorary technical advisor of JD.com group.

On September 1, 2020 Yuxing Ye, was appointed as an Independent Director of WeTrade Group Inc. Mr. Ye was also appointed as the Compliance Officer of WeTrade Group Inc. Mr. Ye’s will also serve as the Nomination Committee Chairman. Mr. Ye will also sit on the Audit Committee and Compensation Committee.

Yuxing Ye, age 41, obtained his Juris Doctor degree from Benjamin N. Cardozo School of Law, Yeshiva University in New York in 2007. Mr. Ye is an attorney licensed to practice in New York State and has over 13 years of experience in advising multinational and PRC companies in corporate law, banking law, investment funds, mergers and acquisitions and regulatory and compliance matters. Mr. Ye started his career as an in-house legal counsel with Bank of China, New York Branch and subsequently with The Bank of Nova Scotia, Singapore Branch, covering a broad range of legal matters involving US sanctions, regional credit markets, derivatives and fixed income products. From 2011 to 2017, he worked as an associate/of counsel with the UK based magic circle law firm Allen Overy LLP and PRC based red circle law firm King & Wood Mallesons and became a partner in 2018 at King & Wood Malleson. Mr. Ye’s legal practice focuses on cross-border merger and acquisitions as well as the related regulatory and compliance matters, involving take-over bids, asset and share purchases/divestures, project/acquisition financings, restructuring, US export control and other commercial arrangements etc. In early 2020, Mr. Ye joined another PRC red circle law firm Zhong Lun as a partner and continues his practice in the aforementioned space, with an even broader coverage of PRC listed companies and investment funds in their outbound acquisitions as well as compliance with US and European regulatory regimes.

On September 1, 2020 Ning Qin, was appointed as an Independent Director of WeTrade Group Inc. Mr. Qin will also sit on the Compensation Committee and Nomination Committee.

Mr. Qin age 39, is a graduate from Law school of Versailles University in France, and majored in Arbitration and International business in 2008, Master of Laws. He has legal professional qualifications certificate and has over 15 years of experience as corporate counsel and lawyer, in M&A, investment and finance . In 2003, he started his career as Clerk with Court of Baqiao District of Xi’an in China and left in 2004. From 2004 to 2005, he worked as Paralegal with Shaanxi Haipu Law Firm in Xi’an of China. In 2008, he worked as Paralegal with Jane Willems’ Firm in Paris, France. From 2009 to 2013, he served as Senior Manager in Tian An China Investment Ltd., (stock code:0028), listed on HK stock exchange, responsible for the China legal and investment. In 2013, he worked as General Manager in Shaanxi HDTX Investment Ltd. In 2016, he served as Executive Director in Yulin FFL Environmental Energy Limited (member of ENGIE Group in France). In 2018, he worked as Assistant President in Guanghui Energy Group (stock code:600256), listed on SHH stock exchange. From 2020 to present, he is working as Director of M&A and legal compliance in Central Holding Group (stock code:1735) listed on HK stock exchange, responsible for the corporate affaires, legal, M&A. And parallel, he started in 2020 as Equity Partner in Zhonglun W&D Law Firm in Xi’an.

On September 1, 2020 Hung Fai Choi, was appointed as an Independent Director of WeTrade Group Inc. Mr. Choi will also sit on the Audit Committee and Nomination Committee.

Mr. Choi, aged 35 and has over 10 years of experience in securities trading, fundraising activities, corporate finance and project investments. Mr. Choi possesses knowledge in financial analysis, corporate finance, corporate valuation and corporate governance. Mr. Choi graduated with a bachelor’s degree in business administration from the Chinese University of Hong Kong, and obtained a master of finance degree in corporate finance from the University of New South Wales in Australia. Mr. Choi is currently the founder and managing director of Draco Capital Limited and a responsible officer for Type 6 (advising on corporate finance) regulated activity of Draco Capital Limited under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). Mr. Choi is principally responsible for advising on corporate finance activities, pre-initial public offerings, merger & acquisitions, fundraising activities and corporate restructurings for private and public companies in the PRC, Malaysia and Hong Kong.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On SEPTEMBER 1, 2020 the Board of Directors of WeTrade Group Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the “Bylaws“), Audit Committee Charter, Nominating Committee Charter, Whistleblower Policy, Insider Trading Policy and the Code of Conduct and Business Ethics.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2.1	Amendment to Bylaws of the Company, effective as of September 1, 2020.

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	Nominating Committee Charter

99.4	Whistleblower Policy

99.5	Insider Trading Policy

99.6	Code of Conduct and Business Ethics

99.7	Dai Zheng’s Resignation Letter Dated September 1, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: September 1, 2020	By:	/s/ Pijun Liu
Pijun Liu Director/CEO

By:	/s/ Li Zhou
Li Zhou/Director/COO

By:	/s/ Kean Tat Che
Kean Tat Che/Director/CFO

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